Exhibit 99.1

China Jo-Jo Drugstores Announces Fiscal 2011 Second Quarter Conference Call

HANGZHOU, China--(BUSINESS WIRE)--November 12, 2010--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD) ("Jo-Jo Drugstores" or the "Company"), which operates a retail pharmacy chain in Zhejiang Province, today announced that the Company will hold its 2011 second quarter and six month earnings call on Tuesday, November 16, 2010 at 8:00 a.m. Eastern Time.

Listeners can access the conference call by dialing 1-877-941-4774 or 1-480-629-9760. The conference call will also be broadcast live over the Internet and can be accessed under the Investor Relations section of the Company's web site at the following URL: http://www.chinajojodrugstores.com.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. operates a retail pharmacy chain in China offering both western and traditional Chinese medicine, including prescription and over-the-counter drugs, sundries, nutritional supplements and medical devices. China Jo-Jo Drugstores also provides on-site physician consulting. The Company operates through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky
Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com